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                                                                  EXHIBIT 3.1.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                       AWARD SOFTWARE INTERNATIONAL, INC.

                            A CALIFORNIA CORPORATION

         The undersigned, GEORGE C. HUANG and KEVIN J. BERRY hereby certify that:

         ONE: They are the duly elected and acting President and Secretary, respectively, of AWARD SOFTWARE INTERNATIONAL, INC., a California corporation.

         TWO: Upon the amendment and restatement of the Articles of said corporation as set forth below, each two (2) issued and outstanding shares of Common Stock shall be converted into one (1) share of Common Stock; provided, however, that the corporation shall issue no fractional shares, but shall instead pay in cash to any shareholder who would be entitled to receive a fractional share as the result of the conversion the fair market value of such fractional share as determined by the Board of Directors as of the effective date of this Amended and Restated Articles of Incorporation of Award Software International, Inc.

         THREE: The Articles of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE 1

         The name of this corporation is AWARD SOFTWARE INTERNATIONAL, INC.

                                    ARTICLE 2

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                    ARTICLE 3

         This corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares that the corporation is authorized to issue is Twenty Million (20,000,000) shares.

                                    ARTICLE 4

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       1.
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                                    ARTICLE 5

         This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Any repeal or modification of the provisions of Article V or
Article VI shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.

                                    * * * * *

         FOUR: The foregoing amendment and restatement has been duly approved by the Board of Directors of said corporation.

         FIVE: The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common as a class.

                                       2.
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         IN WITNESS WHEREOF, the undersigned have executed this certificate on
____________, 1996.


                                  ____________________________________________
                                  GEORGE C. HUANG
                                  President


                                  ____________________________________________
                                  KEVIN J. BERRY
                                  Secretary

         The undersigned certify under penalty of perjury that they have read the foregoing Restated Articles of Incorporation and they know the contents thereof, and that the statements therein are true. Executed at Mountain View, California on _________________, 1996.



                                  ____________________________________________
                                  GEORGE C. HUANG
                                  President


                                  ____________________________________________
                                  KEVIN J. BERRY
                                  Secretary